UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 31, 2014

BE ACTIVE HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-174435	68-0678429
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1010 Northern Boulevard
Great Neck, NY 11021
(Address of Principal Executive Offices)

(212) 736-2310
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into Material Definitive Agreement

On December 31, 2014, Be Active Holdings, Inc. (the “Company”) entered into a securities purchase agreement (the “Agreement”) to sell notes to certain investors in an aggregate principal amount up to $500,000 for a term of one year (the “Note Agreement”).  The notes are generally secured by the assets of the Company.  The notes are convertible into shares of common stock in the discretion of the holders, and by the Company following the date in which it obtains stockholder consent to increase the number of authorized shares of the Company.  The Company paid a placement fee equal to $40,000 with respect to this offering.  Copies of the Agreement and the Note Agreement are filed as Exhibits 1.1 and 4.1, respectively, and the terms are incorporated by reference herein.

The notes were sold and issued to “accredited investors,” as such term is defined in the Securities Act of 1933, as amended (the “Securities Act”) and were offered and sold in reliance on the exemption from registration afforded by Section 4(a)(2) and Regulation D (Rule 506) under the Securities Act of 1933 and corresponding provisions of state securities laws.

The foregoing is not a complete summary of the terms of the offering and reference is made to the complete text of the Agreement and the Note Agreement.

Item 9.01.                      Financial Statements and Exhibits.

(d)           Exhibits

The following exhibits are filed as a part of this report:

Exhibit Number	Description
1.1	Securities Purchase Agreement dated December 31, 2014.
4.1	Convertible Note Agreement dated December 31, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: January 5, 2015

BE ACTIVE HOLDINGS, INC.

By:	/s/ Saverio Pugliese
Name: Saverio Pugliese
Title: President